EXHIBIT 26

AMYRIS, INC.

AMENDMENT NO. 6 TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amendment No. 6 to the Amended and Restated Investors’ Rights Agreement (this “Amendment”) is made and entered into as of July 26, 2015, by and among Amyris, Inc., a Delaware corporation (the “Company”), the Investors and the Common Holders.

RECITALS

WHEREAS, the Company, the Investors and the Common Holders are parties to that certain Amended and Restated Investors’ Rights Agreement dated June 21, 2010 (the “Rights Agreement”). Capitalized terms used in this Amendment and not otherwise defined herein have the meanings ascribed to them in the Rights Agreement.

WHEREAS, the Company, certain Investors and certain Common Holders are parties to that certain Amendment No. 1 to Amended and Restated Investors’ Rights Agreement, dated as of February 23, 2012 (“Amendment No. 1”), pursuant to which the Rights Agreement was amended and certain parties were added thereto.

WHEREAS, the Company, certain Investors and certain Common Holders are parties to that certain Amendment No. 2 to Amended and Restated Investors’ Rights Agreement, dated as of December 24, 2012 (“Amendment No. 2”), pursuant to which the Rights Agreement was amended and certain parties were added thereto.

WHEREAS, the Company, certain Investors and certain Common Holders are parties to that certain Amendment No. 3 to Amended and Restated Investors’ Rights Agreement, dated as of March 27, 2013 (“Amendment No. 3”), pursuant to which the Rights Agreement was amended and certain parties were added thereto.

WHEREAS, the Company, certain Investors and certain Common Holders are parties to that certain Amendment No. 4 to Amended and Restated Investors’ Rights Agreement, dated as of October 16, 2013 (“Amendment No. 4”), pursuant to which the Rights Agreement was amended and certain parties were added thereto.

WHEREAS, the Company, certain Investors and certain Common Holders are parties to that certain Amendment No. 5 to Amended and Restated Investors’ Rights Agreement, dated as of December 24, 2013 (“Amendment No. 5”), pursuant to which the Rights Agreement was amended and certain parties were added thereto.

WHEREAS, the Company, the Investors and the Common Holders desire to make certain additional amendments to the Rights Agreement.

WHEREAS, pursuant to Section 3.7 of the Rights Agreement, the Rights Agreement may be amended with the written consent of the (i) Company and (ii) the holders of a majority of the Registrable Securities currently outstanding (together, the “Requisite Majority”).

WHEREAS, the undersigned parties constitute the Requisite Majority.

NOW, THEREFORE, the parties hereby agree as follows:

1. AMENDMENT OF SECTION 1.1(c) OF THE RIGHTS AGREEMENT. Section 1.1(c) of the Rights Agreement shall be deleted in its entirety and replaced with the following:

“The term “Holder” means (i) any Investor having purchased more than 5% of the Preferred Stock sold by the Company, (ii) except with respect to Sections 1.2, 1.12, 1.13 and Section 2 hereof, the Common Holders owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof, (iii) each “Purchaser” as such term is defined in that certain Securities Purchase Agreement dated as of February 22, 2012 by and among the Company and the purchasers identified therein (each, a “February 2012 Purchaser”), (iv) each “Purchaser” as such term is defined in that certain Securities Purchase Agreement dated December 24, 2012 by and among the Company and purchasers identified therein (each, a “December 2012 Purchaser”), (v) each “Purchaser” as such term is defined in that certain Securities Purchase Agreement dated March 27, 2013 by and among the Company and purchasers identified therein (each, a “March 2013 Purchaser”), (vi) each “Purchaser” as such term is defined in that certain Securities Purchase Agreement dated August 8, 2013, as amended by Amendment No. 1 to Securities Purchase Agreement dated as of October 16, 2013 (such agreement as amended by Amendment No. 1 to Securities Purchase Agreement the “August/October 2013 Purchase Agreement”) by and among the Company and purchasers identified therein (each, an “August/October 2013 Note Purchaser”), (vii) the holder of that certain warrant to purchase shares of Common Stock of the Company issued pursuant to Section 6.1(l) of the August/October 2013 Purchase Agreement (the “Temasek Warrant”), (viii) each “Purchaser” as such term is defined in that certain Amendment No. 2 to Securities Purchase Agreement dated December 23, 2013 (the “December 2013 Purchase Agreement Amendment”) by and among the Company and purchasers identified therein (each, a “December 2013 Note Purchaser”), (ix) each “Investor” as such term is defined in that certain Exchange Agreement dated July 26, 2015, as the same may be amended from time to time (the “July 2015 Exchange Agreement”), by and among the Company and purchasers identified therein (each, a “July 2015 Investor”), (x) each holder of any warrants issued pursuant to the July 2015 Exchange Agreement, (xi) each “Purchaser” as such term is defined in that certain Securities Purchase Agreement dated July 24, 2015, as the same may be amended from time to time (the “July 2015 Purchase Agreement”), by and among the Company and purchasers identified therein (each, a “July 2015 Purchaser”), and (xii) each holder of any warrants issued pursuant to the July 2015 Purchase Agreement.”

2. AMENDMENT OF SECTION 1.1(f) OF THE RIGHTS AGREEMENT. Section 1.1(f) of the Rights Agreement shall be deleted in its entirety and replaced with the following:

“ The term “Registrable Securities” means: (i) any Common Stock issued or issuable upon conversion of the Preferred Stock of the Company, (ii) other than with respect to Sections 1.2, 1.12, 1.13 and Section 2 hereof, any Common Stock of the Company held by the Common Holders, (iii) the Common Shares, as defined in that certain Stock Transfer Agreement, dated December 24, 2009, by and among the Company, certain holders of the Company’s Preferred Stock and certain holders of the Company’s

Common Stock, (iv) shares of Common Stock issued pursuant to that certain Securities Purchase Agreement dated as of February 22, 2012 by and among the Company and the February 2012 Purchasers, (v) shares of Common Stock issued pursuant to that certain Securities Purchase Agreement dated December 24, 2012 by and among the Company and the December 2012 Purchasers, (vi) shares of Common Stock issued pursuant to that certain Securities Purchase Agreement dated March 27, 2013 by and among the Company and the March 2013 Purchasers, (vii) Common Stock issued or issuable upon conversion of the convertible promissory notes issued to the August/October 2013 Note Purchasers pursuant to the August/October 2013 Purchase Agreement, (viii) Common Stock issued or issuable upon conversion of the Temasek Warrant (ix) Common Stock issued or issuable upon conversion of the convertible promissory notes issued to the December 2013 Note Purchasers pursuant to the December 2013 Purchase Agreement, (x) shares of Common Stock issued pursuant to the July 2015 Exchange Agreement, (xi) shares of Common Stock issued upon exercise of any of the warrants issued pursuant to the July 2015 Exchange Agreement, (xii) shares of Common Stock issued pursuant to the July 2015 Purchase Agreement, (xiii) shares of Common Stock issued upon exercise of any of the warrants issued pursuant to the July 2015 Purchase Agreement and (xiv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the securities set forth in subsections (i) through (xiii) above, excluding, however, any Registrable Securities which (A) have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, (B) which have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned, or (C) held by a Holder (together with its affiliates) if, as reflected on the Company’s list of stockholders, such Holder (together with its affiliates) holds less than 1% of the Company’s outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis).”

3. ADDITION OF PARTIES TO RIGHTS AGREEMENT. Effective upon the execution of this Amendment, each July 2015 Purchaser who is not already a party to the Rights Agreement as an “Investor” shall become a party to the Rights Agreement as an “Investor”, and in connection therewith they shall each execute a counterpart signature page to the Rights Agreement in substantially the form attached hereto as Exhibit A.

4. FULL FORCE AND EFFECT. Except as expressly modified by this Amendment, the terms of the Rights Agreement shall remain in full force and effect.

5. GOVERNING LAW. This Amendment shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

6. INTEGRATION. This Amendment and the Rights Agreement and the documents referred to herein and therein and the exhibits and schedules thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

7. COUNTERPARTS; FACSIMILE. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile, or by email in portable document format (.pdf) and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:

AMYRIS, INC.

By:	/s/ John Melo
John Melo, Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT NO. 6 TO AMYRIS, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

INVESTORS:

NAXYRIS S.A.

By:	/s/ Jacques Reckinger
Name:	/s/ Jacques Reckinger
Title:	Director

[SIGNATURE PAGE TO AMENDMENT NO. 6 TO AMYRIS, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

INVESTORS:

KPCB HOLDINGS, INC., AS NOMINEE

By:	/s/ Paul M. Vronsky
Name:	Paul M. Vronsky
Title:	General Counsel

[SIGNATURE PAGE TO AMENDMENT NO. 6 TO AMYRIS, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

INVESTORS:

FORIS VENTURES, LLC

By:	/s/ Barbara Hager
Name:	Barbara Hager
Title:	Manger

[SIGNATURE PAGE TO AMENDMENT NO. 6 TO AMYRIS, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

INVESTORS:

BIOLDING INVESTMENT SA

By:	/s/ Jean Paul C. Soulie
Name:	Jean Paul C. Soulie
Title:	Director

[SIGNATURE PAGE TO AMENDMENT NO. 6 TO AMYRIS, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

INVESTORS:

TOTAL ENERGIES NOUVELLES ACTIVITÉS USA
(F.K.A. TOTAL GAS & POWER USA, SAS)

By:	/s/ Bernard Clement
Name:	Bernard Clement
Title:	President

[SIGNATURE PAGE TO AMENDMENT NO. 6 TO AMYRIS, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

INVESTORS:

MAXWELL (MAURITIUS) PTE LTD

By:	/s/ Poy Weng Chuen
Name:	Poy Weng Chuen
Title:	Director

[SIGNATURE PAGE TO AMENDMENT NO. 6 TO AMYRIS, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

EXHIBIT A

Counterpart Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

[INVESTOR NAME]

By:

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

NOMIS BAY LTD.

By:

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

NOMIS BAY LTD.

By:

Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

CONNECTIVE CAPITAL I MASTER FUND, LTD

By:	/s/ Robert Romero
Name:	Robert Romero
Title:	Director

CONNECTIVE CAPITAL EMERGIG ENERGY QP, LP

By:	/s/ Robert Romero
Name:	Robert Romero
Title:	Managing Member